Exhibit 21.

List of Tidewater Inc. Subsidiaries as of December 31, 2025

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
1	3291361 Nova Scotia ULC	Canada	100%
2	Al Wasl Marine LLC	Dubai	49%
3	Anscor Tidewater Ship Management Corporation	Philippines	24.99%
4	Arabia Shipping Limited	Cayman Islands	100%
5	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
6	Divetide Limited	Thailand	49%
7	Dromond Shipping Pte. Ltd.	Singapore	100%
8	DTDW Holdings Limited	Cyprus	40%
9	DTDW Marine Services B.V.	Netherlands	40%
10	Equipo Mara, C.A.	Venezuela	19.90%
11	Gallivat Corporation	Panama	100%
12	Global Panama Marine Service, Inc.	Panama	100%
13	GM Offshore, Inc.	Delaware	100%
14	Gorgon NewCo, LLC	Delaware	100%
15	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
16	Gulf Fleet Middle East Limited	Cayman Islands	100%
17	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
18	Gulf Offshore Marine International, S. de R.L.	Panama	100%
19	GulfMark Americas, Inc.	Delaware	100%
20	GulfMark Asia Pte. Ltd.	Singapore	100%
21	GulfMark de Mexico, S. de R.L. de C.V.	Mexico	100%
22	GulfMark Malaysia, Inc.	Malaysia	100%
23	GulfMark Malta Limited	Malta	100%
24	GulfMark Management, Inc.	Delaware	100%
25	GulfMark Maritime S. de R.L. de C.V.	Mexico	100%
26	GulfMark North Sea Limited	United Kingdom	100%
27	GulfMark Oceans, L.P.	Cayman Islands	100%
28	GulfMark Resources, LLC	Delaware	100%
29	GulfMark Servicios de Mexico, S. de R.L. de C.V.	Mexico	49%
30	GulfMark Servicos Maritimos do Brasil Limitada	Brazil	100%
31	GulfMark Shipping, LLC	Delaware	100%
32	GulfMark UK International Limited	United Kingdom	100%
33	Hilliard Oil & Gas, Inc.	Nevada	100%
34	Indigo Fleet Limited	Cayman Islands	100%
35	International Maritime Services, Inc.	Cayman Islands	100%
36	Java Boat Corporation	Louisiana	100%
37	JB Holding Company B.V.	Netherlands	100%
38	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
39	Maré Alta do Brasil Navegacão Ltda.	Brazil	100%
40	Middle East Ships Limited	Cayman Islands	100%
41	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
42	Naviera Tidex, S. de R.L. de C.V.	Mexico	49%

Exhibit 21.

List of Tidewater Inc. Subsidiaries as of December 31, 2025

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
43	Pacific Tidewater Pty. Ltd.	Australia	100%
44	Pan Marine do Brasil Ltda.	Brazil	100%
45	Pan Marine International, Inc.	Cayman Islands	100%
46	Pental Insurance Co. Ltd.	Bermuda	100%
47	PT Tidewater Marine Offshore	Indonesia	48.98%
48	Purple Fleet Limited	Cayman Islands	100%
49	S.O.P., Inc.	Louisiana	100%
50	SEA Maritime Services Pte. Ltd.	Singapore	100%
51	Serrata Investments, Inc.	Philippines	40%
52	Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
53	Southern Ocean Services Pte. Ltd.	Singapore	100%
54	TDW International Unrestricted, Inc.	Cayman Islands	100%
55	TDW International Vessels (Unrestricted), LLC	Delaware	100%
56	TDW International Vessels (Unrestricted) II, LLC	Delaware	100%
57	TDW Marine Oceans, LLC	Delaware	100%
58	Tide States Vessels, L.L.C.	Louisiana	100%
59	Tide States, L.L.C.	Louisiana	100%
60	Tidewater (India) Private Limited	India	100%
61	Tidewater Adonai Services Limited	Ghana	49%
62	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
63	Tidewater America, L.L.C.	Delaware	100%
64	Tidewater Angola Marine Services, Ltd.	Cayman Islands	100%
65	TTidewater Angola Marine, Ltd.	Cayman Islands	100%
66	Tidewater Bahagia (B) Sdn. Bhd.	Brunei	100%
67	Tidewater Caribe, C.A.	Venezuela	100%
68	Tidewater Corporate Services, L.L.C.	Delaware	100%
69	Tidewater Crewing Limited	Cayman Islands	100%
70	Tidewater Cypriot Offshore Limited	Cyprus	100%
71	Tidewater Cyprus Limited	Cyprus	100%
72	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
73	Tidewater Dutch Maritime Holdings Cooperatief UA	Netherlands	100%
74	Tidewater Emergency Response Services PTE. LTD.	Singapore	100%
75	Tidewater GOM Limited	Cayman Islands	100%
76	Tidewater GOM, Inc.	Louisiana	100%
77	Tidewater Investment SRL	Barbados	100%
78	Tidewater Marine AS	Norway	100%
79	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
80	Tidewater Marine Gabon S.A.	Gabon	100%
81	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
82	Tidewater Marine International Pte. Ltd.	Singapore	100%
83	Tidewater Marine International, Inc.	Cayman Islands	100%
84	Tidewater Marine Offshore Services LLC	Qatar	49%

Exhibit 21.
List of Tidewater Inc. Subsidiaries as of December 31, 2025

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
85	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
86	Tidewater Marine Ships, L.L.C.	Louisiana	100%
87	Tidewater Marine UK Ltd.	United Kingdom	100%
88	Tidewater Marine Vessels, L.L.C.	Louisiana	100%
89	Tidewater Marine, L.L.C.	Louisiana	100%
90	Tidewater Mexico Holding, L.L.C.	Delaware	100%
91	Tidewater Navegacao Offshore Ltda.	Brazil	100%
92	Tidewater Norge AS	Norway	100%
93	Tidewater Offshore (North Sea) Limited	United Kingdom	100%
94	Tidewater Offshore Crewing PTE. LTD.	Singapore	100%
95	Tidewater Offshore Crewing Services Ukraine Limited	Ukraine	100%
96	Tidewater Offshore Holdings Limited	Bermuda	100%
97	Tidewater Offshore Limited	Bermuda	100%
98	Tidewater Offshore NZ Limited	New Zealand	100%
99	Tidewater Offshore Operations PTE. LTD.	Singapore	100%
100	Tidewater Offshore Pty Limited	Australia	100%
101	Tidewater Offshore Sdn Bhd	Malaysia	49%
102	Tidewater Offshore Services PTE. LTD.	Singapore	100%
103	Tidewater Personnel UK LTD	United Kingdom	100%
104	Tidewater Production Solutions PTE. LTD.	Singapore	100%
105	Tidewater Rederi AS	Norway	100%
106	Tidewater Salvage PTE. LTD.	Singapore	100%
107	Tidewater Seabed Shipping AS	Norway	100%
108	Tidewater Ship Management Limited	Hong Kong	100%
109	Tidewater Support Services Limited	United Kingdom	100%
110	Tidewater Venture, Inc.	Delaware	100%
111	Troms Offshore Management AS	Norway	100%
112	Troms Offshore Supply AS	Norway	100%
113	Turquoise Fleet Limited	Mauritius	100%
114	Twenty Grand (Brazil), L.L.C.	Louisiana	100%
115	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
116	VTG Ships Limited	Cayman Islands	100%
117	Zapata Gulf Marine, L.L.C.	Louisiana	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.